Exhibit 99.1

AD.VENTURE PARTNERS, INC.
(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Ad.Venture Partners, Inc.

We have audited the accompanying balance sheet of Ad.Venture Partners, Inc. (a development stage company) (the “Company”) as of August 31, 2005 and the related statements of operations, stockholders’ equity and cash flows for the period from April 7, 2005 (date of inception) through August 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ad.Venture Partners, Inc. as of August 31, 2005 and the results of its operations and its cash flows for the period from April 7, 2005 (date of inception) through August 31, 2005 in conformity with U.S. generally accepted accounting principles.

As discussed in Note C to the accompanying financial statements, the Company has restated its balance sheet and statement of stockholders’ equity at August 31, 2005 to reflect the classification of warrants to purchase common stock associated with the units sold at the initial public offering of the Company and the unit purchase option issued to the underwriters in connection with the initial public offering as derivative liabilities.

/s/ Eisner LLP

New York, New York
September 2, 2005, except for Notes B and C, for which the date is January 12, 2007

AD.VENTURE PARTNERS, INC.
(a development stage company)

BALANCE SHEET

August 31, 2005 (as restated)
ASSETS
Current assets:
Cash and cash equivalents	$1,118,067
Prepaid expenses	10,200
Total current assets	1,128,267

Cash held in Trust Account	50,380,000
Total assets	$51,508,267

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$1,000
Accrued interest payable	2,301
Accrued offering costs	145,000
Notes payable to stockholders	150,000
Derivative liabilities	8,696,721

Total current liabilities	8,995,022

Common stock, subject to possible redemption, 1,799,100 shares at $5.60 per share	10,074,960

STOCKHOLDERS’ EQUITY
Preferred stock — $0.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	0
Common stock — $0.0001 par value; 50,000,000 shares authorized; 11,249,997 issued and outstanding (which includes 1,799,100 shares subject to possible redemption)	1,125
Additional paid-in capital	32,409,020
Retained earnings	28,140

Total stockholders’ equity	32,438,285

Total liabilities and stockholders’ equity	$51,508,267

See notes to financial statements

AD.VENTURE PARTNERS, INC.
(a development stage company)

STATEMENT OF OPERATIONS

April 7, 2005 (Date of Inception) Through August 31, 2005 (as restated)

Organization costs and operating expenses	$(4,069)

Loss from operations	(4,069)
Gain (loss) from derivative liabilities	33,751
Interest (expense), net of interest income of $759	(1,542)

Net income for the period	$28,140

Weighted average number of shares outstanding — basic	2,314,283

Net income per share — basic	$0.01

Weighted average number of shares outstanding — diluted	2,319,937

Net income per share — diluted	$0.01
Pro forma weighted average number of shares outstanding, excluding shares subject to possible redemption - basic	$2,301.432
Pro forma net income per share, excluding shares subject to possible redemption - basic	$0.01
Pro forma weighted average number of shares outstanding, excluding shares subject to possible redemption — diluted	2,307,086
Pro forma net income per share, excluding shares subject to possible redemption — diluted	0.01

See notes to financial statements

AD.VENTURE PARTNERS, INC.
(a development stage company)

STATEMENT OF STOCKHOLDERS’ EQUITY

(As Restated)

			Additional
	Common Stock		Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total

Balance — April 7, 2005 (date of inception)	—	$—	$—	$—	$—
Contributions from stockholders	2,249,997	225	775	—	1,000
Sale of 9,000,000 units and representative’s option, net of underwriters’ discount and offering expenses	9,000,000	900	51,213,677	—	51,214,577
Net proceeds subject to possible redemption of 1,799,100 shares	—	—	(10,074,960)	—	(10,074,960)
Reclassification to derivative liabilities for part of proceeds from the sale of the unit purchase option, the public warrants and the embedded warrants	—	—	(8,730,472)	—	(8,730,472)
Net income	—	—	—	28,140	28,140

Balance — August 31, 2005	11,249,997	$1,125	$32,409,020	$28,140	$32,438,285

See notes to financial statements

AD.VENTURE PARTNERS, INC.
(a development stage company)

STATEMENT OF CASH FLOWS

April 7, 2005 (Date of Inception) Through August 31, 2005 (as restated)

Cash flows from operating activities:	$28,140
Net income
Adjustments to reconcile net income to net cash used in operating activities:
Derivative liabilities	(33,751)

Changes in operating assets and liabilities:
Prepaid expenses	(10,200)
Accrued expenses	1,000
Accrued interest payable	2,301

Net cash used in operating activities	(12,510)

Cash flows from investing activities:
Cash held in Trust Account	(50,380,000)

Net cash used in investing activities	(50,380,000)

Cash flows from financing activities:
Proceeds from Offering, net	51,359,477
Proceeds from notes payable to stockholders	150,000
Proceeds from sale of common stock to founders	1,000
Proceeds from issuance of representative’s option	100

Net cash provided by financing activities	51,510,577

Net increase in cash	1,118,067
Cash and cash equivalents — beginning of period	—

Cash and cash equivalents — end of period	$1,118,067

Supplemental disclosures of non cash transactions:

Accrued offering costs	$145,000

See notes to financial statements

NOTE A — ORGANIZATION AND BUSINESS OPERATIONS

Ad.Venture Partners, Inc. (the “Company”) was incorporated in Delaware on April 7, 2005. The Company was formed to serve as a vehicle for the acquisition of an operating business in the technology, media or telecommunications industries through a merger, capital stock exchange, asset acquisition or other similar business combination. The Company has neither engaged in any operations nor generated revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected March 31 as their year-end.

The registration statement for the Company’s initial public offering (the “Offering”) was declared effective on August 25, 2005. The Company consummated the Offering on August 31, 2005 and received net proceeds of approximately $51,359,000. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering (as described in Note D), although substantially all of the net proceeds of the Offering are intended to be generally applied toward acquiring one or more operating businesses in the technology, media or telecommunications industries (a “Business Combination”), which may not constitute a business combination for accounting purposes. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Of the net proceeds, $50,380,000 is being held in a trust account (“Trust Fund”) (see Note D) and invested in government securities until the earlier of (i) the consummation of the first Business Combination or (ii) the distribution of the Trust Fund as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that holders of 20% or more of the shares issued in the Offering vote against the Business Combination, the Business Combination will not be consummated. However, the persons who were stockholders prior to the Offering (the “Founding Stockholders”) will participate in any liquidation distribution only with respect to any shares of the common stock acquired in connection with or following the Offering.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied (the “Acquisition Period”), the Company will be required to commence proceedings to dissolve, liquidate and distribute the proceeds held in the Trust Fund to its public stockholders, excluding the Founding Stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note D).

On August 5, 2005, the Company effected a five-for-six reverse split of its shares of common stock and on August 24, 2005, the Company effected an 18-for-25 reverse split of its shares of common stock. Additionally, on August 5, 2005, the Company reduced the number of authorized shares of common stock from 400,000,000 to 50,000,000. All references in the accompanying financial statements to the number of shares of common stock and loss per share have been retroactively restated to reflect these transactions.

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]	Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

[2]	Income per common share:

Income per share is computed by dividing net income applicable to common stockholders by the weighted average number of common shares outstanding for the period. During the period from inception to August 31, 2005 the diluted earning per share calculation was based on computed shares, warrants and unit purchase option values as determined by applying the Black-Scholes model as of August 31, 2005 (since the various components started trading separately on October 10, 2005). The warrants issuable upon the exercise of the unit purchase option issued to the underwriters in the initial public offering were not dilutive as of August 31, 2005 and thus were not included in the diluted earning per share computation.

[3]	Accounting for Derivative Instruments:

Emerging Issues Task Force issue EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock,” (“EITF No. 00-19”) requires freestanding contracts that are settled in a company's own stock to be designated as an equity instrument, asset or a liability. In accordance with EITF No. 00-19, the Company determined that the warrants issued in connection with the Offering and the unit purchase option issued to the underwriters in connection with the Offering (further described in Note D below) should be classified as a derivative liability.

The reclassification of the warrants as a derivative liability is required under EITF No. 00-19 due to the absence in the warrant agreement of provisions addressing the exercise of the warrants in the absence of an effective registration statement. Under interpretations of applicable federal securities laws, the issuance of shares upon exercise of the warrants in the absence of an effective registration statement could be deemed a violation of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”). To address this issue, the warrant agreement requires that the Company file, and use best efforts to cause to be declared and keep effective, a registration statement covering the issuance of the shares underlying the warrants. However, the warrant agreement fails to specify the remedies, if any, that would be available to warrantholders in the event there is no effective registration statement covering the issuance of shares underlying the warrants. Under EITF No. 00-19, the registration of the common stock underlying the warrants is not within the Company's control. In addition, under EITF No. 00-19, in the absence of explicit provisions to the contrary in the warrant agreement, the Company must assume that it could be required to settle the warrants on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability.

Similarly, the reclassification of the unit purchase option as a derivative liability (as described in Note D below) is required under EITF No. 00-19 due to the absence in the unit purchase option of provisions addressing the exercise of the unit purchase option in the absence of an effective registration statement. Under interpretations of applicable federal securities laws, the issuance of units upon exercise of the unit purchase option in the absence of an effective registration statement could be deemed a violation of Section 5 of the Securities Act. The reclassification of the unit purchase option as a derivative liability is required under EITF No. 00-19 because the registration of the units underlying the unit purchase option is not within the Company's control.

Under the provisions of EITF No. 00-19, a contract designated as an asset or a liability must be carried at fair value on a company’s balance sheet, with any changes in fair value recorded in the company’s results of operations. The fair value of these warrants and the unit purchase option are shown on the Company’s balance sheet and the unrealized changes in the values of these derivatives are shown in the Company’s consolidated statement of operations as “Gain (loss) from derivative liabilities.” The Company determined the initial valuation of the warrants based upon the difference between the per-unit offering price of the units in the Offering and the discounted per-share amount placed into the Trust Account and the valuation of the warrants at September 30, 2005 based upon the difference between the market price of the units and. the discounted per-share amount placed into the Trust Account. Thereafter, since the warrants are quoted on the Over-the-Counter Bulletin Board, the fair value of the warrants was determined based on the market price of the warrants at the end of each period. To the extent that the market price increases or decreases, the Company’s derivative liability will also increase or decrease, impacting the Company’s consolidated statement of operations.

The Company used the Black-Scholes pricing model for determining the fair value of the unit purchase option. The fair value at August 31, 2005 was calculated, using the Black Scholes pricing model, at $1,873,367, or $4.16 per unit, using an expected, life of five years, volatility of 92.5% and a risk free interest rate of 3.87%. Because the Company has not consummated the Business Combination, management derived the volatility estimate based on the average five-year historical stock prices for a representative sample of 20 technology, media and telecommunications companies with market capitalizations below $500 million, which management believes is a reasonable benchmark to use in estimating the expected volatility of the units after the consummation of a Business Combination. Although an expected life of five years was used in this calculation, if the Company does not consummate a Business Combination within the prescribed time period and the Company liquidates, the option will become worthless. The Company expects to continue to use a Black Scholes pricing model to determine the fair value of the unit purchase option for subsequent periods.

[4]	Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[5]	Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of deferred start-up costs and temporary differences, aggregating approximately $1,900. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at August 31, 2005.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

NOTE C — RESTATEMENT AND RECLASSIFICATIONS OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS AND DERIVATIVE LIABILITY

On August 21, 2006, Ad.Venture Partners, Inc. (the “Company”), filed a Form 8-K (the “August 2006 Form 8-K”) to notify investors that it determined, after consulting with its independent registered accounting firm, Eisner LLP, that, based on recent interpretations of the accounting for warrants under Emerging Issues Task Force No. 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 00-19”), the fair value of the warrants issued as part of the units sold in the Company’s initial public offering (the “public warrants”) and the warrants issuable upon the exercise of the unit purchase option issued to the underwriters in the initial public offering (the “embedded warrants”) should be reported as a derivative liability rather than as equity as had been the Company’s practice. The August 2006 Form 8-K disclosed that the financial statements contained within the Company's Form 8-K filed September 6, 2005 (the “September 2005 Form 8-K”) and the Form 10-K for the period from inception through March 31, 2006 (the “Form 10-K”) should no longer be relied upon and stated the Company’s intention to amend such Form 8-K and the Form 10-K to record the warrants as derivative liabilities and make additional non-operating gains and losses related to the classification of and accounting for the public warrants and the embedded warrants.

On August 29, 2006, the Company filed Amendment No. 1 to the September 2005 Form 8-K (the “Prior Amended Form 8-K”) and Amendment No. 1 to the Form 10-K (collectively, the “Prior Amended Filings”) with restated financial statements that classified that the fair value of the public warrants and the embedded warrants as derivative liabilities rather than as equity.

After the Company filed the Prior Amended Filings, as a result of comments received from and discussions with the staff of the Securities and Exchange Commission, the Company determined that the interpretation of EITF No. 00-19 would also require the unit purchase option to be classified as a derivative liability to be adjusted to fair value at each balance sheet date. As a result, on September 25, 2006, the Company filed an amendment to the August 2006 Form 8-K disclosing (i) the date on which the Company first concluded that the financial statements contained within the September 2005 Form 8-K and Form 10-K should no longer be relied upon; (ii) that, on September 19, 2006, the Company determined to further restate its financial statements to record the unit purchase option issued to the underwriters in the Company’s initial public offering as a liability; (iii) that, as a result of such determination, the Company would file further amendments to the September 2005 8-K and the Form 10-K, which amendments would restate the previously restated financial statements included in the Prior Amended Filings, (iv) that the previously restated financial statements contained in the Prior Amended Filings should no longer be relied upon, (v) that the financial statements contained within the Company’s Forms 10-Q for the quarterly periods ended September 30, 2005, December 31, 2005 and June 30, 2006 (the “Forms 10-Q”) should no longer be relied upon; and (vi) that the Company would amend the Forms 10-Q to restate the financial statements contained therein.

The accompanying financial statements for the period of April 1, 2005 (date of inception) to August 31, 2005 have been restated to effect the changes described above. The impact of the adjustments to the financial statements included in the September 2005 Form 8-K and the Prior Amended Form 8-K relating to the classification of and accounting for the warrants and the unit purchase option for the period of April 1, 2005 (date of inception) to August 31, 2005 are summarized below:

Balance Sheet Impact

	April 7, 2005 (Date of Inception) Through August 31, 2005
	As Previously Reported (1)	Adjustments	As Restated in the Prior Amended Form 8-K (2)	Adjustments	As Restated
ASSETS
Current Assets
Cash and cash equivalents	$1,118,067	---	$1,118,067	---	$1,118,067
Prepaid expenses	10,200	---	10,200	---	10,200
Total current assets	$1,128,267	---	$1,128,267	---	$1,128,267

Cash held in Trust Account	$50,380,000	---	$50,380,000	---	$50,380,000
Total Assets	$51,508,267	---	$51,508,267	---	$51,508,267
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$1,000	---	$1,000	---	$1,000
Accrued interest payable	2,301	---	2,301	---	2,301
Accrued offering costs	145,000	---	145,000	---	145,000
Notes payable to stockholders	150,000	---	150,000	---	150,000
Derivative liabilities	---	7,126,284	7,126,284	1,570,437	8,696,721
Total current liabilities	298,301	7,126,284	7,424,585	1,570,437	8,995,022

Common stock, subject to possible redemption, 1,799,100 shares at $5.60 per share	10,074,960	---	10,074,960	---	10,074,960

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	0	---	0	---	0
Common stock, $0.0001 par value; 50,000,000 shares authorized; 11,249,997 issued and outstanding (which includes 1,799,100 shares subject to possible redemption)	1,125	---	1,125	---	1,125
Additional paid-in capital	41,139,492	(7,126,284)	34,013,208	(1,604,188)	32,409,020
Retained earnings (deficit)	(5,611)	---	(5,611)	33,751	28,140
Total stockholders’ equity	41,135,006	(7,126,284)	34,008,722	(1,570,437)	32,438,285
Total liabilities and stockholders’ equity	$51,508,267	----	$51,508,267	---	$51,508,267

(1)  As previously reported in the September 2005 Form 8-K.
(2) As previously reported in the Prior Amended Form 8-K.

NOTE D — PUBLIC OFFERING

On August 31, 2005, the Company sold 9,000,000 units (“Units”). Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00. Each warrant is exercisable on the later of (a) the completion of a Business Combination or (b) August 25, 2006 and expires on August 25, 2010. The Warrants are redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

In connection with the Offering, the Company paid the underwriters an underwriting discount of 4% of the gross proceeds of the Offering. The Company has agreed to pay the underwriters an additional underwriting discount of 3%, or $1,620,000, upon the consummation of the initial business combination. The Company will pay such fees and expenses out of the proceeds of this offering held in trust , as follows: (i) deferred underwriting fees equal to 2% of the gross proceeds of this offering (excluding the proceeds from any exercise of the over-allotment option), or approximately $1,080,000 ($0.12 per unit) and (ii) a deferred non-accountable expense allowance equal to 1% of the gross proceeds of this offering (excluding the proceeds from any exercise of the over-allotment option), or approximately $540,000. In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied (the “Acquisition Period”), these fees, held in the Trust Account, will be distributed to the Company’s public stockholders, excluding the Founding Stockholders to the extent of their initial stock holdings

The Company also issued, for $100 to Wedbush Morgan Securities Inc., the representative of the underwriters, an option to purchase up to a total of 450,000 units, consisting of one share of common stock and two warrants, at $7.50 per unit, commencing on the later of the consummation of the business combination and one year after August 25, 2005 (date of the final prospectus for the Offering) and expiring five years after this date. The warrants underlying such units have terms that are identical to those issued in the Offering, with the exception of the exercise price, which is $6.65 per warrant. The purchase option also contains a cashless exercise feature that allows the holder or holders of the purchase option to receive units on a net exercise basis. In addition, the purchase option provides for registration rights that permit the holder or holders of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of the Offering. Further, the holder or holders of the purchase option are entitled to piggy-back registration rights in the event the Company undertakes a subsequent registered offering within seven years of the completion of the Offering.

NOTE E — NOTES PAYABLE TO STOCKHOLDERS

The Company issued two $75,000 unsecured promissory notes to two of the Founding Stockholders of the Company on April 12, 2005. The notes bear interest at 4% per annum and are payable on the earlier of April 11, 2006 or the consummation of the Offering. The notes together with accrued interest thereon of $2,301 were repaid on September 2, 2005. Due to the related party nature of the note, the fair value of the notes is not reasonably determinable.

NOTE F — RELATED PARTY TRANSACTION

The Company has agreed to pay Innovation Interactive LLC a related party and privately-held advertising company where certain of the Founding Stockholders serve in executive capacities, an administrative fee of $7,500 per month for office space and general and administrative services from the effective date of the Offering through the acquisition date of a target business.

NOTE G — COMMITMENT AND CONTINGENCIES

In connection with the Offering, the Company paid the underwriters a fee of 4% of the gross offering proceeds. The Company has agreed to pay an additional 2% fee of the gross offering proceeds and a 1% expense allowance of the gross offering proceeds (excluding the over-allotment option) to the underwriters as an additional underwriting discount payable only upon the Company’s successful consummation of a Business Combination (See Note C).

NOTE H — COMMON STOCK RESERVED FOR ISSUANCE

At August 31, 2005, 18,900,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and the underwriter’s option.